UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 11, 2018

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100,

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2018, Gladstone Commercial Corporation (the “Company”), GCLP Business Trust I, and GCLP Business Trust II entered into the Second Amended and Restated Agreement of Limited Partnership (the “Second Amended and Restated Partnership Agreement”) of Gladstone Commercial Limited Partnership (the “Operating Partnership”).

The Second Amended and Restated Partnership Agreement consolidates the previous amendments to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership and reflects certain updates to applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

10.1	Second Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

July 11, 2018	By:	/s/ Michael Sodo
Michael Sodo
Chief Financial Officer